[LETTERHEAD OF WEAVER AND TIDWELL APPEARS HERE]

                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our report dated October 26, 1998, on the consolidated balance sheets of Mercury Exploration Company as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997; our report dated November 30, 1998 on the consolidated balance sheet of Mercury Exploration Company as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the three months then ended; and our report dated October 26, 1998 on the balance sheets of Michigan Gas Partners Limited Partnership as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

November 11, 1999